UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 8, 2010

Farmer Bros. Co.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34249	95-0725980
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

20333 South Normandie Avenue, Torrance, California	90502
(Address of Principal Executive Offices)	(Zip Code)

(310) 787-5200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On February 9, 2010, Farmer Bros. Co., a Delaware corporation (the “Company”), issued an earnings release announcing its financial results for the fiscal quarter ended December 31, 2009. A copy of the earnings release is attached hereto as Exhibit 99.1.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) Appointment of Chief Financial Officer (Interim)

(1) On February 8, 2010, the Board of Directors of the Company, appointed Peter B. Knepper to the position of Chief Financial Officer on an interim basis, effective February 8, 2010, reporting directly to the Company’s Chief Executive Officer.

(2) Mr. Knepper, age 61, is and has been since January 2007 a member of Tatum, LLC (“Tatum”), an executive services firm. During his time with Tatum, Mr. Knepper has served privately and publicly owned clients that included International Rectifier Corporation, a semiconductor manufacturer, from January 2008 to December 2008, initially as a consultant until April 2008, then as Acting Chief Financial Officer until October 2008, and finally as Vice President of Finance and Accounting through the end of 2008. From May 2007 to January 2008 Mr. Knepper served as Chief Financial Officer and Chief Administrative Officer of Coto Global Services LLC, a privately held interpretation and translation services provider. Prior to his involvement with Tatum, from January to May 2006, Mr. Knepper served as Interim Chief Financial Officer of MDI, Inc., a publicly traded company serving the security products industry, and from May 2005 to October 2009 he served as a member of MDI, Inc.’s Board of Directors. From March 2000 to June 2003 he served as Executive Vice President and Chief Financial Officer for Key3Media Group Inc., a producer of information technology tradeshows and conferences. Prior to Key3Media, Mr. Knepper served for ten years as Senior Vice President and Chief Financial Officer of Ticketmaster Group, Inc., an automated ticketing services company. He has held senior management positions with several corporations and has an extensive background in mergers and acquisitions, raising capital in public and private transactions, and public accounting. A Certified Public Accountant, Mr. Knepper began his career with Price Waterhouse & Co. He is a graduate of the University of Southern California.

Other than as set forth in the Agreement (defined below), there are no understandings or arrangements between Mr. Knepper and any other person pursuant to which Mr. Knepper was selected as Chief Financial Officer (Interim). Mr. Knepper has no family relationship with any director or executive officer of the Company. Other than as set forth in the Agreement, Mr. Knepper presently does not have a direct or indirect material interest in any transaction or proposed transaction in which the Company is or is to be a party in which the amount involved exceeds $120,000.

(3) Mr. Knepper has been serving as a financial consultant to the Company since December 18, 2009 pursuant to an Interim Services Agreement, dated December 17, 2009 (the “Agreement”), between the Company and Tatum. The Agreement has been amended as of February 8, 2010 to reflect Mr. Knepper’s appointment as Chief Financial Officer (Interim).

Pursuant to the Agreement, the Company pays Tatum $55,000 per month for services provided by Mr. Knepper. The Company also pays Tatum an administrative fee equal to 5% of the fees payable to Tatum for Mr. Knepper’s services, which covers ancillary administrative costs. The Company is required to reimburse Tatum directly for all travel and out-of-pocket expenses incurred in connection with the Agreement. The Agreement has a minimum term of two (2) months. After the minimum term, the Agreement may be terminated by either party on fifteen (15) days’ advance written notice. Mr. Knepper will continue as a member of Tatum while providing services to the Company. The foregoing description of the Agreement is not complete and is qualified in its entirety by reference to the Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

In connection with his service as Chief Financial Officer (Interim), Mr. Knepper and the Company will enter into the Company’s standard form of Indemnification Agreement for directors and officers, pursuant to which the Company will, to the extent permitted by applicable law, indemnify and hold harmless Mr. Knepper against all expenses, judgments, fines, penalties and amounts paid in settlement in connection with any threatened, pending or completed proceeding by reason of his status as an officer of the Company. The foregoing description is qualified in its entirety by the full text of the form of Indemnification Agreement, which is filed herewith as Exhibit 10.2 (to update the schedule of indemnitees), and is incorporated herein by reference.

(e) Compensatory Arrangements

Information regarding Mr. Knepper’s compensatory arrangements is contained in the response to Item 5.02(c) above and incorporated in this Item 5.02(e) by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Interim Services Agreement, dated December 17, 2009, by and between Farmer Bros. Co. and Tatum, LLC*

10.2	Form of Indemnification Agreement for Directors and Officers of the Company, as adopted on May 18, 2006 and as amended on December 31, 2008 (with updated schedule of indemnitees attached)*

99.1	Earnings Release of Farmer Bros. Co. dated February 9, 2010

*	Management contract or compensatory plan or arrangement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 10, 2010

FARMER BROS. CO.

By:	/S/ ROGER M. LAVERTY III
Name:	Roger M. Laverty III
Title:	Chief Executive Officer and President

EXHIBIT INDEX

Exhibit No.	Description

10.1	Interim Services Agreement, dated December 17, 2009, by and between Farmer Bros. Co. and Tatum, LLC*

10.2	Form of Indemnification Agreement for Directors and Officers of the Company, as adopted on May 18, 2006 and as amended on December 31, 2008 (with updated schedule of indemnitees attached)*

99.1	Earnings Release of Farmer Bros. Co. dated February 9, 2010

*	Management contract or compensatory plan or arrangement.